                                  EXHIBIT 99

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                       December 31, 1996, 1995 and 1994

                  (with Independent Auditors' Report Thereon)

                        Independent Accountants' Report
                        -------------------------------



The Board of Directors
America First Eureka Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of America First Eureka Holdings, Inc. and Subsidiary (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of America First Eureka Holdings, Inc. and Subsidiary as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



/s/  KPMG Peat Marwick, LLP



San Francisco, California
January 27, 1997, except as to Note 24 to the consolidated financial statements, which is as of May 8, 1997

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY
                          Consolidated Balance Sheets
                           December 31, 1996 and 1995
               (dollars in thousands, except per share amounts)

                                                                           1996         1995
                                                                       -----------   -----------
ASSETS
 Cash and amounts due from depository institutions                      $   28,266    $   25,286
 Federal funds sold                                                         20,000        24,700
 Securities purchased under agreements to resell                             5,300        20,500
 Investments held to maturity                                                    -        39,996
 Mortgage-backed securities, net
   Held to maturity                                                        630,106       763,770
   Available for sale                                                       44,489        52,032
 Loans receivable, net                                                   1,403,483     1,431,179
 Loans held for sale                                                           370           403
 Accrued interest receivable                                                12,206        13,493
 Premises and equipment, net                                                 8,888         9,535
 Federal Home Loan Bank stock, at cost                                      21,827        21,509
 Real estate held for sale or investment, net                                1,328         2,386
 Real estate owned, net                                                      1,438         2,543
 Deferred tax assets, net                                                   22,643         1,277
 Other assets                                                                6,121         6,494
                                                                        ----------    ----------
 Total Assets                                                           $2,206,465    $2,415,103
                                                                        ==========    ==========

LIABILITIES AND SHAREHOLDER'S EQUITY
 Customer deposits                                                      $1,840,485    $1,704,466
 Securities sold under agreements to repurchase                             44,353       206,856
 Other borrowings                                                          106,998       310,087
 Other liabilities and accrued expenses                                     22,166        24,004
                                                                        ----------    ----------
   Total Liabilities                                                     2,014,002     2,245,413

 Redeemable Preferred Stock; Series A, no par value:
   200,000 shares issued; $20 million liquidation value                     17,748        15,542

 Common stock; par value $1.00; 100 shares issued and outstanding                -             -
 Additional paid in capital                                                102,189       102,189
 Retained earnings                                                          72,526        51,959
                                                                        ----------    ----------

   Total Shareholder's Equity                                              174,715       154,148
                                                                        ----------    ----------

 Total Liabilities and Shareholder's Equity                             $2,206,465    $2,415,103
                                                                        ==========    ==========

The accompanying notes are an integral part of the consolidated financial statements.

               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY
                       Consolidated Statements of Income
              For the Years Ended December 31, 1996, 1995 and 1994
                             (dollars in thousands)

                                                       1996        1995       1994
                                                     ---------   --------   ---------
INTEREST INCOME:
 Interest and fees on loans                          $107,157    $105,199   $ 93,390
 Interest on mortgage-backed securities                50,161      53,818     38,820
 Interest and dividends on investments                  4,565       4,538      3,795
                                                     --------    --------   --------
   Total interest income                              161,883     163,555    136,005
                                                     --------    --------   --------
INTEREST EXPENSE:
 Interest on customer deposits                         81,982      75,772     63,799
 Interest on other borrowings                          19,689      31,830     20,394
                                                     --------    --------   --------
   Total interest expense                             101,671     107,602     84,193
                                                     --------    --------   --------
  NET INTEREST INCOME BEFORE
   PROVISION FOR LOAN LOSSES                           60,212      55,953     51,812
 Provision for loan losses                                965         793      1,246
                                                     --------    --------   --------
  NET INTEREST INCOME AFTER                            59,247      55,160     50,566
   PROVISION FOR LOAN LOSSES                         --------    --------   --------

NON-INTEREST INCOME:
 Deposit related fees                                   1,900       2,157      2,148
 Loan related fees                                      1,379       1,601      1,929
 Gain on disposition of loans, net                        307          67        117
 Other                                                  4,814       5,598      5,797
                                                     --------    --------   --------
   Total non-interest income                            8,400       9,423      9,991
                                                     --------    --------   --------
NON-INTEREST EXPENSE:
 Compensation and benefits                             21,550      19,648     21,168
 Occupancy and equipment                                8,349       8,918     10,203
 FDIC premiums and special assessments                 15,089       4,210      4,288
 Professional services                                  1,380         880      1,098
 Advertising and promotion                              1,107       1,285      1,569
 Provision for loss (recovery) on interest rate
  exchange agreements                                    (332)      1,934     (4,274)
 Other                                                  9,657      10,138     10,968
                                                     --------    --------   --------
   Total non-interest expense                          56,800      47,013     45,020
                                                     --------    --------   --------

INCOME BEFORE INCOME TAXES                             10,847      17,570     15,537
 Income tax benefit                                    20,870           -          -
                                                     --------    --------   --------
NET INCOME                                           $ 31,717    $ 17,570   $ 15,537
                                                     ========    ========   ========

The accompanying notes are an integral part of the consolidated financial statements.

               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)

                                                                                         ADDITIONAL
                                                                              COMMON      PAID-IN     RETAINED
                                                                               STOCK      CAPITAL     EARNINGS      TOTAL
                                                                              ---------------------------------------------
BALANCE AS OF DECEMBER 31, 1993                                                 $ -       $102,189    $40,503      $142,692

Net income                                                                        -             -      15,537        15,537

Dividends paid or accrued                                                         -             -     (10,800)      (10,800)

Reduction of Pension Plan additional minimum liability                            -             -         993           993

Net unrealized losses on mortgage-backed securities available for sale,
net of tax                                                                        -             -      (5,093)       (5,093)
                                                                             ---------    ---------  ----------    ---------
BALANCE AS OF DECEMBER 31, 1994                                                   -        102,189     41,140       143,329

Net income                                                                        -             -      17,570        17,570

Dividends paid or accrued                                                         -             -     (10,800)      (10,800)

Net unrealized gain on mortgage-backed securities available for sale,
net of tax                                                                        -             -       4,049         4,049
                                                                             ---------    ---------  ----------    ---------
BALANCE AS OF DECEMBER 31, 1995                                                   -        102,189     51,959       154,148

Net income                                                                        -             -      31,717        31,717

Dividends paid or accrued                                                         -             -     (10,800)      (10,800)

Net unrealized losses on mortgage-backed securities available for sale,
net of tax                                                                        -             -        (350)         (350)
                                                                             ---------    ---------  ---------     ---------
BALANCE AS OF DECEMBER 31, 1996                                                 $ -       $102,189    $72,526      $174,715
                                                                             =========    =========  =========     =========

The accompanying notes are an integral part of the consolidated financial statements.

               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY
                     Consolidated Statements of Cash Flows
              For the Years Ended December 31, 1996, 1995 and 1994
                             (dollars in thousands)

                                                                              1996         1995        1994
                                                                           ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                 $  31,717    $  17,570    $  15,537
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Amortization of:
  Investments and mortgage-backed securities net premium                       2,455          751        1,681
  Loan premium (discount)                                                        686       (1,562)        (571)
  Intangibles                                                                  1,213        1,340        1,340
 Proceeds from sales of loans originated and held for sale                    18,567        6,663       26,753
 Originations of loans held for sale                                         (18,227)      (6,847)     (21,795)
 Gain on disposition of mortgage loans held for sale                            (307)         (67)        (117)
 Provision for loan losses                                                       965          793        1,246
 Provision for loss (recovery) on interest rate exchange agreements             (332)       1,934       (4,274)
 Decrease (increase) in accrued interest receivable                            1,286       (1,872)        (746)
 Increase (decrease) in accrued interest payable                              (1,875)          36          836
 Depreciation and amortization of premises and equipment                       1,699        1,992        2,268
 Decrease (increase) in other assets                                          (1,260)        (486)         784
 Increase (decrease) in other liabilities                                        369       (4,477)      (7,180)
 Income tax expense                                                            5,315        7,655        7,085
 Deferred tax asset valuation adjustment                                     (26,185)      (7,655)      (7,085)
 Other, net                                                                    1,838          169           96
                                                                           ---------    ---------    ---------
 Net cash provided by operating activities                                    17,924       15,937       15,858
                                                                           ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loans originated and held for investment                                   (236,900)    (173,904)    (193,703)
 Purchases of investment securities held to maturity                               -            -      (42,986)
 Purchases of mortgage-backed securities held to maturity                    (53,118)    (164,910)    (308,059)
 Purchases of real estate loans                                              (23,527)     (92,709)     (59,086)
 Purchases of premises and equipment                                          (1,082)        (888)        (647)
 Principal payments on mortgage-backed securities                            191,516      143,301      139,994
 Principal payments on loans                                                 280,966      252,001      354,018
 Proceeds from the maturities of investment securities                        40,000        3,000       10,000
 Proceeds from sales of Federal Home Loan Bank stock                             911            -        1,781
 Proceeds from sales of real estate held for sale                                  -        1,684        6,579
 Proceeds from sales of real estate owned                                      5,593        7,437        9,614
 Proceeds from sale of consumer loans                                              -       12,959            -
 Other, net                                                                    1,170        1,558           11
                                                                           ---------    ---------    ---------
Net cash provided by (used in) investing activities                          205,529      (10,471)     (82,484)
                                                                           ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net increase (decrease) in checking and savings accounts                    132,385        3,058      (62,699)
 Proceeds from issuance of certificates of deposit                           225,553      249,060      253,850
 Payments for maturing or early withdrawal of certificates of deposit       (221,919)    (243,943)    (208,067)
 Net increase (decrease) in short-term repurchase agreements                (162,503)    (255,629)      45,898
 Increase (decrease) in Federal Home Loan Bank advances                     (203,089)     259,809       25,000
 Dividends                                                                   (10,800)     (10,800)      (8,100)
                                                                           ---------    ---------    ---------
Net cash provided by (used in) financing activities                         (240,373)       1,555       45,882
                                                                           ---------    ---------    ---------
Net increase (decrease) in cash and cash equivalents                         (16,920)       7,021      (20,744)
Cash and cash equivalents at beginning of period                              70,486       63,465       84,209
                                                                           ---------    ---------    ---------
Cash and cash equivalents at end of period                                 $  53,566    $  70,486    $  63,465
                                                                           =========    =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Non cash investing and financing activities:
 Additions to real estate acquired through foreclosure                     $   4,803    $   4,768    $   8,050
 Loans made to facilitate the sale of real estate                          $   6,822    $  11,900    $   7,466
 Dividends accrued                                                         $       -    $       -    $   2,700
Cash paid for interest (including interest credited)                       $ 103,546    $ 106,056    $  82,125
Cash paid for alternative income and minimum franchise taxes               $     545    $     445    $     149

The accompanying notes are an integral part of the consolidated financial statements.

               AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                        December 31, 1996, 1995 and 1994

1. Organization
   ------------

   Company Formation
   -----------------

   America First Eureka Holdings, Inc. (the "Company") is a wholly owned subsidiary of America First Financial Fund 1987-A Limited Partnership (the "Partnership"), and was formed for the purpose of owning and managing one or more acquired financial institutions. The Company acquired EurekaBank ("Eureka") on May 27, 1988 (the "Acquisition"). See Note 3 of Notes to Consolidated Financial Statements, below.

2. Summary of Significant Accounting Policies
   ------------------------------------------

   (A) Principles of Accounting and Consolidation
       ------------------------------------------
       The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, Eureka and its subsidiaries. The consolidated financial statements are prepared on the accrual method of accounting in accordance with generally accepted accounting principles ("GAAP") and industry practices applicable to savings and loan associations. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and income and expenses during the reporting period. Actual results could differ from those estimates. All significant intercompany transactions have been eliminated. Certain amounts in the consolidated financial statements for prior years have been reclassified to conform to the current consolidated financial statement presentation.

   (B) Cash and Cash Equivalents
       -------------------------
       The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. These include cash and amounts due from depository institutions, federal funds sold and securities purchased under agreements to resell.

   (C) Investments and Mortgage-Backed Securities
       ------------------------------------------
       Investments and mortgage-backed securities, other than securities available for sale, are carried at amortized cost. Premiums and discounts are amortized or accreted as an adjustment of yield using the interest method over the term of each security, adjusted for actual and anticipated prepayments. These investments are carried at cost because management intends and has the ability to hold them to maturity. Gains or losses on sales of securities available for sale are recognized at the time of sale using the specific identification method. Interest and dividends on investments include interest on investments, the amortization and accretion of related premiums and discounts, and dividends on Federal Home Loan Bank ("FHLB") stock.

   (D) Loans Receivable
       ----------------
       Loans receivable originated subsequent to Eureka's acquisition by the Company are stated at the unpaid principal balance. Loans receivable held by Eureka at Acquisition were stated at unpaid principal balance discounted to the fair market value at the date of Acquisition. The Acquisition fair market value discount is being accreted as an adjustment of yield using the interest method over the expected lives of the underlying mortgage loans adjusted for actual and anticipated prepayments. Loans receivable is shown net of deferred loan origination fees, premiums, unearned discounts and the allowance for losses. Management intends and has the ability to hold until maturity all loans which are not designated as held for sale. If a decision is made to dispose of loans designated as held to maturity, or should the Company become unable to hold loans until maturity, the loans would be reclassified to held for sale at the lower of amortized cost or market value.

           All non-refundable loan origination fees, net of certain direct loan origination costs, are deferred and accreted or amortized using a method that approximates the interest method over the term of the loan or until the loan is sold. Interest is not accrued on loans which are 90 days or more delinquent.

           The Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," in 1993. SFAS No. 114 was amended during 1994 by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," and was adopted by the Company on December 31, 1994. The adoptions of SFAS No. 114 and SFAS No. 118 did not have a material effect on the Company's financial statements. A loan is impaired when it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate, or the fair value of the collateral less estimated selling costs if the impaired loan is collateral dependent. If the present value of expected future cash flows, or the fair value of the collateral less estimated selling costs, is less than the recorded investment, a valuation allowance is created by a charge to the provision for loan losses or by adjusting an existing valuation allowance. Interest income on impaired loans 90 days or more delinquent was recorded on a cash basis. Interest income was recognized on the cash basis for restructured loans performing under the terms of the restructured agreement.

   (E) Loans Held for Sale
       -------------------
       Loans held for sale are recorded at the lower of amortized cost or market value. Gains or losses from sales of mortgage loans are recognized at the time of sale by comparing the net sales proceeds to the net carrying value of the asset sold. For loans sold with servicing retained, normal servicing fees are included in non-interest income.

           On January 1, 1996, the Company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights," which requires that enterprises such as commercial banks and thrift institutions that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. The total cost of originating or purchasing mortgage loans is allocated between the loan and the servicing rights, based on their relative fair values. The recorded value of mortgage servicing rights is amortized over the estimated life of the loans, based on market factors. The carrying value of mortgage servicing rights is periodically measured based on the actual prepayment experience and market factors; an allowance is booked when an impairment is indicated. The adoption did not have a material effect on the Company's financial statements.

   (F) Provisions for Possible Loan Losses
       -----------------------------------
       Provisions for losses are charged to operations based upon management's periodic evaluation of potential losses in the loan portfolio. In addition to providing valuation allowances on specific assets, Eureka establishes a general valuation allowance and evaluates the adequacy of the allowance based on Eureka's past loan loss experience, known and inherent risks in the portfolio, estimated value of any underlying collateral and current and prospective economic conditions. However, the allowance for losses is subjective and may be adjusted in the future depending upon economic conditions. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review Eureka's allowance for losses on loans. Such agencies may require Eureka to recognize additions to the allowance based on their judgment and information available to them at the time of their examination. Management believes that the allowance for losses on loans is adequate.

   (G) Premises and Equipment
       ----------------------
       Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of premises and equipment is generally computed using the straight-line method over the estimated useful lives of the assets except for leasehold improvements which is computed using the shorter of the straight-line method over the remaining terms of the leases or the estimated useful life of the asset. The estimated useful life is 32 years or less for premises and leasehold improvements, and seven years or less for equipment. Improvements are capitalized and maintenance and repairs are charged to expense.

   (H) Real Estate
       -----------
       Real estate held for investment is recorded at the lower of cost or net realizable value. Real estate acquired through foreclosure and real estate held for sale are recorded at the lower of cost or estimated fair market value, less estimated disposition costs. Costs related to the development and improvement of the properties are capitalized. Valuations, based on market information, are performed periodically by management and an allowance for losses is established by a charge to operations, if determined necessary.

   (I) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of
       -----------------------------------------------------------------------
       On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The adoption did not have a material effect on the Company's financial statements.

   (J) Income Taxes
       ------------
       The consolidated financial statement provision (benefit) for income taxes relates to the Company and its subsidiary. The Company and its subsidiary file calendar year consolidated federal income and combined California franchise tax returns. Deferred tax assets and liabilities are recorded for estimated future tax consequences attributable to temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

            Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences giving rise to such assets and liabilities are expected to be realized or settled. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on a review of available evidence. The allowance is subject to ongoing adjustments based on changes in circumstances that affect management's assessment of the realizability of the deferred tax assets. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense (benefit).

   (K) Interest Rate Exchange Agreements
       ---------------------------------
       The Company adopted SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," on December 31, 1994. The adoption of SFAS No. 119 did not have a material effect on the Company's financial statements. Eureka uses interest rate exchange agreements ("swaps") for purposes other than trading, which are intended to reduce the impact of future fluctuations in interest rates on fixed rate loans funded by variable rate liabilities. A swap is an agreement between two parties in which one party exchanges cash payments based on a floating rate of interest for a counterparty's cash payment based on a fixed rate or a different indexed floating rate of interest calculated on a notional principal amount. The net interest received or paid on these contracts is reflected as an adjustment to interest income on loans receivable.

   (L) Goodwill
       --------
       The cost in excess of net assets from branch acquisitions is recorded as goodwill and amortized using the straight-line method over a period of seven years, which represents the estimated period of benefit.

   (M) Recent Accounting Pronouncements
       --------------------------------
       In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 125 (SFAS No. 125), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement establishes standards under which, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and shall be applied prospectively. However, in December 1996, the FASB issued Statement of Financial Accounting Standards No. 127 (SFAS No. 127) "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," which defers the effective date of certain provisions of SFAS No. 125 for one year. Management does not expect the adoptions of SFAS No. 125 and SFAS No. 127 to have a material effect on the Company's financial statements.

3. Assistance Agreement
   --------------------
   Under the terms of the Assistance Agreement between Eureka and the Federal Deposit Insurance Corporation ("FDIC") entered into in 1988 in connection with the assisted acquisition of the assets and liabilities of Eureka Federal Savings and Loan Association, $50 million in preferred stock was issued to the FDIC. In 1990, $30 million of the preferred stock was redeemed by the FDIC. The $20 million in non-voting Series A Preferred Stock which remains outstanding is mandatorily redeemable in 1997 and 1998 in the amount of $10 million each year, and has a liquidation value of $100 per share. The holder of this preferred stock is not entitled to dividends. The preferred stock is being accreted through the redemption dates of 1997 and 1998, and the accretion is recorded as interest expense on other borrowings. The accretion for the years ended December 31, 1996, 1995 and 1994 totaled $2.2 million, $1.9 million and $1.6 million, respectively, and is included in interest expense.

     Under the terms of the Assistance Agreement, after May 27, 1998, the FDIC may engage an independent appraiser to perform a fair value valuation of Eureka to determine if a final participation payment is due to the FDIC. Management believes that a liability for the final participation payment due under the terms of the

   Assistance Agreement is not required as of December 31, 1996. The Assistance Agreement also contains provisions for the distribution of any net sales proceeds among AFCA-5, Beneficial Unit Certificate ("BUC") holders and the FDIC.

4. Cash and Investments
   --------------------
   The Company is not required to maintain compensating cash balances for agreements with other financial institutions. Federal funds sold represent short-term instruments which are generally held overnight. At December 31, 1996, cash and amounts due from depository institutions included $1.0 million which is held on behalf of the FDIC according to the terms of the Assistance Agreement.

   Securities purchased under agreements to resell identical securities are carried at cost which approximates market value and are as follows:

                                                                     1996             1995
                                                                --------------   --------------
         Balance at December 31,                                    5.3 milion      20.5 milion
         Average balance during year                               13.7 milion      12.8 milion
         Maximum balance at any month-end                          44.4 milion      22.5 milion
         Weighted average days to maturity at December 31,             27 days           9 days
         Weighted average interest rate                                  5.41%            5.92%

   As of December 31, 1996, all of these repurchase agreements had original maturities of three months or less and were considered cash and cash equivalents. The underlying collateral for these agreements, which is held by a third party custodian, consisted of U. S. Treasury Notes and mortgage-backed securities.

   Investments held to maturity are as follows at December 31, 1995 (dollars in thousands):

                                                                           Gross               Gross
                                                      Amortized          unrealized          unrealized           Market
                                                        cost               gains               losses              value
                                                     ----------         -----------          -----------        ----------

              U.S. Treasury Notes                      $39,996           $      -              $  283             $39,713
                                                       =======           ========              ======             =======

5. Mortgage-Backed Securities
   --------------------------
   The following table summarizes mortgage-backed securities held at December 31, (dollars in thousands):

                                                                        1996
                                                  -------------------------------------------------
                                                                  Gross        Gross
                                                   Amortized    unrealized   unrealized     Market
                                                    cost           gains       losses        value
                                                  ----------    ----------   ----------    --------
HELD TO MATURITY
----------------
FHLMC                                               $112,868       $  897      $   80      $113,685
FNMA                                                 139,422        1,965       1,951       139,436
Collateralized mortgage obligations                   42,209           12         309        41,912
Other non-agency                                     335,607        1,395       1,645       335,357
                                                    --------       ------      ------      --------
                                                    $630,106       $4,269      $3,985      $630,390
                                                    ========       ======      ======      ========

Weighted average yield                                  7.02%
                                                    ========

AVAILABLE FOR SALE
------------------
GNMA                                                $ 30,157       $  510      $    -      $ 30,667
Collateralized mortgage obligations                   14,570            -         748        13,822
                                                    --------       ------      ------      --------
                                                    $ 44,727       $  510      $  748      $ 44,489
                                                    ========       ======      ======      ========

Weighted average yield                                  6.81%
                                                    ========
                                                                        1995
                                                  -------------------------------------------------
                                                                  Gross        Gross
                                                   Amortized    unrealized   unrealized     Market
                                                    cost           gains       losses        value
                                                  ----------    ----------   ----------    --------
HELD TO MATURITY
----------------
FHLMC                                               $ 93,546       $  378      $   15      $ 93,909
FNMA                                                 162,599        3,536       1,195       164,940
Collateralized mortgage obligations                   61,430           69         485        61,014
Other non-agency                                     446,195        3,050       1,115       448,130
                                                    --------       ------      ------     ---------
                                                    $763,770       $7,033      $2,810      $767,993
                                                    ========       ======      ======     =========

Weighted average yield                                  7.15%
                                                    ========

AVAILABLE FOR SALE
-------------------
GNMA                                                $ 37,103       $  634      $    -      $ 37,737
Collateralized mortgage obligations                   14,818            -         523        14,295
                                                    --------       ------      ------     ---------
                                                    $ 51,921       $  634      $  523      $ 52,032
                                                    ========       ======      ======      ========

Weighted average yield                                  6.77%
                                                    ========

  The following table sets forth the contractual maturities, amortized costs, market values and weighted average yields for the Company's mortgage-backed securities at December 31, 1996 (dollars in thousands):

                                                                      Held to Maturity                   Available for Sale
                                                             ---------------------------------   ---------------------------------
                                                                                      Weighted                            Weighted
                                                              Amortized    Market     average    Amortized     Market     average
                                                                cost        value      yield       cost         value      yield
                                                             ----------  ----------  ---------   ----------  ----------  ---------
 Due within one year through five years                        $ 65,781    $ 65,780      6.53%      $     -    $     -          -
 Due after five years through ten years                           5,868       5,970      7.50%            -          -          -
 Due after ten years through twenty years                        68,178      67,741      6.80%       14,570     13,822       6.22%
 Due after twenty years                                         490,279     490,899      7.75%       30,157     30,667       7.10%
                                                               --------    --------                 -------    -------
                                                               $630,106    $630,390      7.02%      $44,727    $44,489       6.81%
                                                               ========    ========                 =======    =======

   The following table summarizes mortgage-backed securities pledged as collateral at December 31, (dollars in thousands):

                                                                                        1996                        1995
                                                                             -------------------------    --------------------------

                                                                               Amortized     Market       Amortized       Market
                                                                                  cost        value          cost          value
                                                                             ------------   -----------   -----------   ------------

Mortgage-backed securities pledged for:
     Securities sold under agreements to repurchase                            $ 47,839      $ 46,472       $215,459       $217,338
     Interest rate exchange agreements                                           11,578        12,143         15,902         16,653
     FHLB advances                                                               84,297        83,818        277,948        278,145
                                                                               --------      --------       --------       --------
                                                                               $143,714      $142,433       $509,309       $512,136
                                                                               ========      ========       ========       ========

6. Loans Receivable
   ----------------
   The following table summarizes loans receivable at December 31, (dollars in thousands):

                                                                                                            1996            1995
                                                                                                         -----------    ------------

         Real estate loans:
          1-4 family residential                                                                          $1,254,293     $1,284,282
          Second mortgage                                                                                     24,700         17,983
          Multi-family residential                                                                            67,122         54,595
          Commercial property and land loans                                                                  59,574         75,022
                                                                                                          ----------     ----------
             Total real estate loans                                                                       1,405,689      1,431,882
                                                                                                          ==========     ==========
         Consumer loans:
          Revolving credit and overdrafts                                                                        744            781
          Other installment loans                                                                              2,522          3,205
          Loans secured by savings accounts                                                                      599            615
          Timeshare                                                                                              633          1,254
                                                                                                          ----------     ----------
             Total consumer loans                                                                              4,498          5,855
                                                                                                          ----------     ----------
         Total loans                                                                                       1,410,187      1,437,737
          Less: Unearned loan fees (deferred costs)                                                           (1,284)        (1,231)
                Discounts and premiums, net                                                                      567            508
                Allowance for losses                                                                           7,051          6,878
                                                                                                          ----------     ----------
         Total loans, net                                                                                  1,403,853      1,431,582
          Less: Loans held for sale                                                                              370            403
                                                                                                          ----------     ----------
         Loans receivable, net                                                                            $1,403,483     $1,431,179
                                                                                                          ==========     ==========
         Weighted average interest rate                                                                         7.78%          7.70%
                                                                                                          ==========     ==========

   The above classifications are net of participation interests sold and loans serviced for others. Eureka was servicing mortgage loans for others with principal balances totaling approximately $246 million, $263 million and $253 million at December 31, 1996, 1995 and 1994, respectively. Servicing fee income from loans serviced for others totaled $613,000, $663,000 and $659,000 for the years ended December 31, 1996, 1995 and 1994, respectively. At December 31, 1996, mortgage loans with principal balances approximating $318 million were pledged to the FHLB of San Francisco as collateral for other borrowings with the FHLB and as collateral for future additional borrowings.

   Credit Risk and Concentration
   -----------------------------
   Eureka's loan portfolio consists principally of mortgage loans secured by residential property in California and consumer loans extended to Eureka's retail customers within Northern California. Eureka's lending activities are focused primarily on loans secured by 1-4 family residential properties located primarily in Northern California. Beginning in 1990, Eureka purchased fixed and adjustable rate residential mortgage loans which met Eureka's credit and underwriting standards from mortgage banks and savings institutions. These purchases supplemented Eureka's internal loan production. Eureka's wholesale loan origination system was established during 1995, and enables Eureka to add assets that meet its credit quality guidelines within its market area.

     As of December 31, 1996, Eureka's portfolios of multi-family and commercial real estate loans are highly seasoned and have a very low delinquency rate. Concentration risk is also limited as the average loan size is approximately $282,000 for multi-family and $359,000 for commercial loans.

   The following table shows Eureka's investment in loans for which impairment has been recognized or restructured in accordance with SFAS No. 114 and SFAS No. 118 at December 31, (dollars in thousands):

                                                         1996                                     1995
                                        --------------------------------------   --------------------------------------
                                         Recorded       Average      Interest     Recorded       Average      Interest
                                        Investment    Investment    Recognized   Investment    Investment    Recognized
                                        -----------   -----------   ----------   -----------   -----------   ----------
    Impaired loans without valuation
        allowances:
          1-4 family                        $2,410        $1,692           $38       $3,388        $2,400          $ 18
          Multi-family                           -             -             -            -             -             -
          Commercial real estate                 -           271             -        1,767         1,880            92
                                            ------        ------           ---       ------        ------          ----
                                             2,410         1,963            38        5,155         4,280           110
    Impaired loans with valuation
        allowances:
           1-4 family                          586           393             -           45           125             -
          Commercial real estate                 -         1,028             -        1,145           574             -
          Allowance for credit loss           (115)         (199)            -         (311)         (246)            -
                                            ------        ------           ---       ------        ------          ----
                                               471         1,222             -          879           453             -
                                            ------        ------           ---       ------        ------          ----

          Total                             $2,881        $3,185           $38       $6,034        $4,733          $110
                                            ======        ======           ===       ======        ======          ====
                                                         1994
                                        --------------------------------------
                                         Recorded       Average      Interest
                                        Investment    Investment    Recognized
                                        -----------   -----------   ----------
    Impaired loans without valuation
        allowances:
          1-4 family                        $5,239        $4,183           $51
          Multi-family                           -            67             -
          Commercial real estate             2,377         1,445             6
                                            ------        ------           ---
                                             7,616         5,695            57
    Impaired loans with valuation
        allowances:
           1-4 family                          390           195             -
          Commercial real estate                 -             -             -
          Allowance for credit loss           (125)          (79)            -
                                            ------        ------           ---
                                               265           116             -
                                            ------        ------           ---

          Total                             $7,881        $5,811           $57
                                            ======        ======           ===

     The allowance for credit losses for impaired loans was included in the total allowance for loan losses at December 31, 1996, 1995 and 1994. Non-accrual loans were $4.4 million, $6.4 million and $8.3 million at December 31, 1996, 1995 and 1994, respectively. Interest income which was not recognized on non-accrual loans totaled $216,000, $394,000 and $790,000 for 1996, 1995 and 1994, respectively.

7. Allowance for Loan Losses
   -------------------------
   The following table summarizes the activity in the allowance for losses on loans (dollars in thousands):

                                   Real Estate Loans           Timeshare Loan              Consumer Loans            Total Loans
                                 ---------------------      ----------------------     ----------------------   --------------------
                                 Amount     % of Total      Amount      % of Total     Amount      % of Total   Amount    % of Total
                                 ------     ----------      ------      ----------     ------      ----------   ------    ----------
        December 31, 1993          $ 5,944            .39%       $1,653      45.60%       $ 1,859       7.50%    $ 9,456        .61%
                                                      ===                    =====                      ====                    ===

          Provision for losses         540                           60                       646                  1,246
          Charge-offs               (1,029)                        (151)                   (1,395)                (2,575)
          Recoveries                    30                           64                       272                    366
          Transfers                   (133)                           -                       (25)                  (158)
          Reductions/(1)/                -                         (515)                        -                   (515)
                                   -------                       ------      -----        -------               --------
        December 31, 1994            5,352            .38%        1,111      50.29%         1,357       6.46%      7,820        .54%
                                                      ===                    =====                      ====                    ===

          Provision for losses         370                            5                       418                    793
          Charge-offs                 (312)                        (100)                   (1,331)                (1,743)
          Recoveries                     6                           91                       500                    597
          Transfers                    690                            -                      (811)                  (121)
          Reductions/(1)/                -                         (468)                        -                   (468)
                                   -------                       ------      -----        -------               --------
        December 31, 1995            6,106            .43%          639      50.94%           133       2.93%      6,878        .48%
                                                      ===                    =====                      ====                    ===

          Provision for losses         962                            3                         -                    965
          Charge-offs                 (518)                         (46)                      (57)                  (621)
          Recoveries                     -                           33                        52                     85
          Transfers                     71                           (3)                      (68)                     -
          Reductions/(1)/                -                         (256)                        -                   (256)
                                   -------                       ------      -----        -------               --------
        December 31, 1996          $ 6,621            .47%       $  370      58.49%       $    60       1.56%    $ 7,051        .50%
                                   =======            ===        ======      =====    ===========       ====    ========        ===

        Ratio of net
         charge-offs
           to average gross
            loans
           during 1996                                .04%                   1.33%                       .11%                   .04%
                                                      ===                    =====                       ===                    ===




-----------------------------
   (1) Reductions are due to principal payoffs and remittances of preacquisition originated loans.

 8.      Accrued Interest Receivable
         ---------------------------
  The following table summarizes accrued interest receivable at December 31, (dollars in thousands):

                                                      1996             1995
                                                    --------          -------
  Investments                                        $    30          $   324
  Mortgage-backed securities                           4,511            5,464
  Loans                                                7,665            7,705
                                                     -------          -------
                                                     $12,206          $13,493
                                                     =======          =======

9.       Premises and Equipment
         ----------------------
 Premises and equipment are summarized as follows at December 31, (dollars in thousands):

                                                      1996        1995
                                                     -------    -------
  Land                                              $ 1,444     $ 1,444
  Buildings and improvements                          6,563       6,556
  Leasehold improvements                              4,463       4,366
  Furniture and equipment                             9,664       9,505
                                                    -------     -------
                                                     22,134      21,871
  Less accumulated depreciation and amortization    (13,246)    (12,336)
                                                    -------     -------
                                                    $ 8,888     $ 9,535
                                                    =======     =======

10. Federal Home Loan Bank Stock
    ----------------------------

  Eureka is required to own capital stock in the FHLB of San Francisco in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid single family mortgage loans and similar obligations at the end of each calendar year, or 5% of its advances (borrowings) from the FHLB of San Francisco. Eureka was in compliance with this requirement at December 31, 1996 and 1995, respectively.

11. Real Estate Held for Sale or Investment
    ---------------------------------------
  Real estate held for sale or investment includes the following at December 31, (dollars in thousands):

                                                          1996       1995
                                                         -------   --------
Real estate held for sale or investment                  $1,628     $2,686
Allowance for loss on real estate held
for sale or investment                                     (300)      (300)
                                                         ------     ------
                                                         $1,328     $2,386
                                                         ======     ======

   The operating income (loss) for real estate held for sale or investment was ($245,416), ($812,471) and $246,942 in 1996, 1995 and 1994, respectively.
   Activity in the allowance for losses on real estate held for sale or investment is as follows for the years ended December 31, (dollars in thousands):

                                     1996           1995           1994
                                     -----        --------        ------
Balance at January 1,                 $300        $ 1,005         $  880
Provision for losses                     -            700            125
Charge-offs                              -         (1,405)             -
                                      ----        -------         ------
Balance at December 31,               $300        $   300         $1,005
                                      ====        =======         ======

12. Real Estate Owned
    -----------------

  At December 31, 1996 and 1995, net real estate owned through foreclosure amounted to $1.4 million and $2.5 million, respectively. Activity in the allowance for losses on real estate owned is as follows for the years ended December 31, (dollars in thousands):

                                      1996          1995           1994
                                     ------        ------         ------
Balance at January 1,                $ 198         $ 745         $ 1,031
Provision for losses                   282            90             742
Net charge-offs                       (363)         (637)         (1,028)
                                     -----         -----         -------
Balance at December 31,              $ 117         $ 198         $   745
                                     =====         =====         =======

13.   Customer Deposits
      --------------------


  Customer deposits were comprised of the following at December 31, (dollars in thousands):

                                                   1996                                   1995
                                 ---------------------------------------   --------------------------------------
                                                           Weighted                                  Weighted
                                                % of       Average                        % of       Average
                                  Amount       Total     Interest Rate      Amount       Total     Interest Rate
                                ----------   ---------   --------------   ----------   ---------   --------------
Interest checking
 accounts 1.00% to 4.00%        $  145,591       7.91%            1.67%   $  119,480       7.01%            1.12%
Non-interest checking
 accounts                            5,805       0.32                -         4,249       0.25                -
Money market accounts
 2.05% to 4.27%                    426,757      23.19             3.87%      321,159      18.84             3.40%
Passbook accounts 2.00%             39,326       2.13             2.00%       40,206       2.36             2.00%
                                ----------     ------                     ----------     ------
                                   617,479      33.55                        485,094      28.46
                                ----------     ------                     ----------     ------
Time certificates:
  4.00% or less                     84,669                                   132,088
  4.01 to  6.00%                   997,753                                   814,442
  6.01 to  8.00%                   125,281                                   257,054
  8.01 to 10.00%                    14,914                                    15,438
 10.01 to 12.00%                         8                                         7
 12.01 to 14.00%                       202                                       181
 14.01 to 16.00%                       179                                       162
                                ----------     ------                     ----------     ------
   Total time certificates       1,223,006      66.45             5.35%    1,219,372      71.54             5.40%
                                ----------     ------                     ----------     ------
                                $1,840,485     100.00%            4.63%   $1,704,466     100.00%            4.63%
                                ==========     ======                     ==========     ======

  There were no brokered deposits at December 31, 1996 and 1995. The aggregate amounts of time certificates of $100,000 or more were $273.2 million and $250.0 million at December 31, 1996 and 1995, respectively. Accrued interest on deposits at December 31, 1996 and 1995 amounted to $1.1 million and $1.3 million, respectively.

  The following table summarizes customer deposits by remaining maturity at December 31, (dollars in thousands):

                                                 1996          1995
                                             -----------   -----------
      No contractual maturity                $  617,479     $  485,094
      Maturity within one year                  934,486        853,558
      1 to 2 years                              222,701        278,141
      2 to 3 years                               41,764         59,591
      3 to 4 years                               11,091         16,229
      4 to 5 years                               11,670         10,491
      Thereafter                                  1,294          1,362
                                             ----------     ----------
                                             $1,840,485     $1,704,466
                                             ==========     ==========

   Interest expense is summarized as follows for the period ending December 31, (dollars in thousands):

                                               1996              1995              1994
                                            ----------        ----------        ----------
      Checking                              $    1,599        $    1,302           $ 1,435
      Money market/passbook                     14,293            10,122             9,228
      Time certificate                          66,090            64,348            53,136
                                            ----------        ----------        ----------
                                            $   81,982        $   75,772           $63,799
                                            ==========        ==========        ==========

14. Securities Sold Under Agreements to Repurchase
    ----------------------------------------------

Securities sold under agreements to repurchase identical securities are as follows:

                                                                  1996                    1995
                                                            --------------          --------------
     Balance at December 31,                                   44.4 milion            206.9 milion
     Market value at December 31,                              44.4 milion            206.9 milion
     Average balance during year                              109.7 milion            404.4 milion
     Maximum balance at any month-end                         164.5 milion            484.1 milion
     Weighted average days to maturity at December 31,             36 days                 36 days
     Weighted average interest rate at December 31,                  5.50%                   5.74%
     Weighted average interest rate for the year                     5.41%                   6.04%

   The collateral for these agreements, which is held with a third party custodian, consisted of mortgage-backed securities with carrying values of $48.1 million and $217.1 million (including accrued interest of $0.3 million and $1.6 million) and market values of $46.5 million and $217.3 million at December 31, 1996 and 1995, respectively.

    Securities sold under agreements to repurchase had the following maturities at December 31, 1996: $19.3 million in 0 to 30 days; and $25.1 million in 31 to 60 days.

15. Other Borrowings
    ----------------

  The unused borrowing capacity with the FHLB of San Francisco at December 31, 1996 and 1995 was $226 million and $274 million, respectively. The following table summarizes FHLB advances at December 31, (dollars in thousands):

                                                                          Interest               Interest
                                                                 1996       Rate        1995       Rate
                                                               --------   ---------   --------   ---------
    Short-term fixed rate advances
            (maturing within one year)                         $ 49,298       5.61%   $277,706       5.73%
         Long-term fixed rate advances
            (maturing through 2002)                            $ 57,700       5.73%   $ 32,381       5.99%
         Average balance during year                           $201,775               $ 85,117
         Maximum balance at any month-end                      $305,878               $340,500
         Mortgage-backed securities pledged as collateral
            for other borrowings                               $ 85,000               $280,000
         Weighted average interest rate at December 31,                       5.67%                  5.76%
         Weighted average interest rate for the year                          5.60%                  5.97%

16.  Interest Rate Exchange Agreements
     ---------------------------------

  The Company has entered into interest rate exchange agreements to reduce the impact of future fluctuations in interest rates on fixed rate loans funded by variable rate liabilities. The floating rates to be received by the Company under the terms of the above agreements are reset monthly, quarterly or semi-annually and are indexed to the FHLB Eleventh District cost of funds index or the three or six month London Interbank Offered Rate ("LIBOR"). Interest rate exchange agreements outstanding per contractual terms are as follows at December 31, (dollars in thousands):

                                                  1996                             1995
                                ----------------------------------    ------------------------------
                                    Weighted Average Interest Rate    Weighted Average Interest Rate
                                    ------------------------------    ------------------------------
                                 Notional      Pay       Receive     Notional    Pay       Receive
Year of Maturity                  Amount     (Fixed)    (Floating)   Amount    (Fixed)    (Floating)
                                ----------   --------   ----------   -------   --------   ----------
     1996                         $     -          -%           -%  $45,000       8.12%        5.72%
     1997                          40,000       8.87%        5.21%   40,000       8.87%        5.58%
     1998                          10,000       8.57%        5.56%   10,000       8.57%        5.83%
     1999                          30,000       7.89%        5.56%   30,000       7.89%        5.90%
                                  -------                            ------
                                   80,000       8.47%        5.39%  125,000       8.34%        5.73%


                                                 Pay        Receive                Pay          Receive
                                               (Floating)  (Floating)            (Floating)   (Floating)
                                               ----------  ---------             ---------    ---------
     1997                          20,000       5.52%        5.39%   20,000       5.91%        5.66%
                                  -------                            ------
                                   20,000       5.52%        5.39%   20,000       5.91%        5.66%
                                 --------                            ------
                                 $100,000       7.86%        5.39% $145,000       8.00%        5.72%
                                 ========                          ========

  In 1993, Eureka established a liability and recorded a charge to earnings of $20.4 million related to interest rate exchange agreements that were no longer deemed effective as hedges. During the year ended December 31, 1996, a net credit of $0.3 million to non-interest expense was recorded to decrease the interest rate exchange agreements liability for the effect of interest rate fluctuations throughout the year on the market value of obligations deemed ineffective as hedges. During the year ended December 31, 1995, Eureka recorded a provision of $1.9 million to increase the interest rate exchange agreements liability to reflect the effect of interest rate decreases on the market value of obligations. The exchange agreements liability totaled $1.2 million and $3.4 million at December 31, 1996 and 1995, respectively. Net interest payable on exchange agreements was $0.6 million and $0.7 million at December 31, 1996 and 1995, respectively, and was included in other liabilities and accrued expenses.

    Net interest paid or accrued on interest rate exchange agreements of approximately $0.8 million, $2.4 million and $6.3 million was included as an adjustment to interest income on loans for the years ended December 31, 1996, 1995, and 1994, respectively.

    The Company's credit exposure associated with non-performance of counterparties is controlled by the Company's credit policies. All agreements are with primary government securities dealers. The Company does not require collateral to support the credit exposure related to these financial instruments.

17.  Income Taxes
     ------------

  The consolidated financial statement provisions for income tax for the years ended December 31, 1996, 1995 and 1994 relate to the Company and its subsidiary. The Company and its subsidiary file calendar year consolidated federal income and combined California franchise tax returns.

     Eureka determined its bad debt deduction using the experience method in 1995 and 1994. Effective 1996, Eureka is allowed a bad debt deduction equal to actual net charge-offs for federal tax purposes and continues to use the experience method for California tax purposes.

The income tax provisions for the years ended December 31, 1996, 1995 and 1994 consist of (dollars in thousands):

                              1996                               1995                           1994
                 --------------------------------     --------------------------     -------------------------
                  Federal     State       Total       Federal    State    Total      Federal    State    Total
                 --------    -------    --------      -------    -----    -----      -------    -----    -----
Current          $    364    $   132    $    496        $ 353    $ 143    $ 496         $ 77     $ 72    $ 149
Deferred          (19,649)    (1,717)    (21,366)        (353)    (143)    (496)         (77)     (72)    (149)
                 --------    -------    --------        -----    -----    -----         ----     ----    -----
                 $(19,285)   $(1,585)   $(20,870)       $   -    $   -    $   -         $  -     $  -    $   -
                 ========    =======    ========        =====    =====    =====         ====     ====    =====

The Company's expected income tax rate for 1996, 1995 and 1994 differs from the actual effective income tax rate as a result of the following:

                                            1996       1995      1994
                                          ---------   -------   -------
Tax at statutory rate                       34.00%     35.00%    35.00%
State tax net of federal benefits            8.10       7.35      7.35
Increases (reductions)
    Non-deductible amortization              3.80       2.30      2.50
    Change in valuation allowance         (242.00)    (43.60)   (45.60)
    Other, net                               4.10      (1.05)     0.75
                                          -------     ------    ------
 Effective income tax rate                (192.00%)     0.00%     0.00%
                                          =======     ======    ======

Deferred tax assets are initially recognized for net operating loss and tax credit carryforwards and differences between the financial statements carrying amount and the tax bases of assets and liabilities which will result in future deduction amounts. A valuation allowance is established to reduce the deferred tax assets to the level at which it is more likely than not that the tax benefits will be recognized.

Components of net deferred tax assets at December 31, (dollars in thousands):

                                                                                    1996        1995
                                                                                  --------    --------
    Deferred tax assets:
     Purchase accounting adjustments                                              $  2,165    $  2,654
     Excess book accumulated depreciation and amortization                             937         697
     Unrecognized built-in losses                                                      168          30
     Alternative minimum tax credit                                                  1,382       1,277
     Investment tax credit                                                             667         667
     Net operating loss carryovers                                                  72,299      77,475
     Other accrued expenses not deducted for tax purposes                            1,976       1,614
     Provision for loss on interest rate exchange agreements                           508       1,407
                                                                                  --------    --------
       Total gross deferred tax assets                                              80,102      85,821
       Less valuation allowance                                                    (48,724)    (74,909)
                                                                                  --------    --------
       Deferred tax assets                                                          31,378      10,912
                                                                                  --------    --------

    Deferred tax liabilities:
     Tax bad debt reserves in excess of book                                         4,022       4,490
     Deferred income                                                                 4,713       5,145
                                                                                  --------    --------
       Deferred tax liabilities                                                      8,735       9,635
                                                                                  --------    --------
     Net deferred tax assets                                                      $ 22,643    $  1,277
                                                                                  ========    ========

     Net operating loss carryforwards and investment tax credits generated by Eureka and its subsidiaries through the date Eureka was acquired by the Company are available to offset future taxable income or income taxes of Eureka and its subsidiaries, but may not be used to offset future taxable income or income taxes of any other new member of the consolidated group. At December 31, 1996, pre-acquisition net operating loss carryforwards for federal income tax purposes amounted to $102 million and will expire in various years through 2002. At December 31, 1996, post-acquisition net operating loss carryforwards for federal income and state franchise tax purposes amounted to approximately $107 million and approximately $29 million, respectively, and will expire in various years through 2007 and 1997, respectively.

     At December 31, 1996, the Company has alternative minimum tax credit carryovers of $1.4 million and investment tax credit carryovers aggregating approximately $667,000 which expire in years 1998 through 2000. Such investment tax credit carryovers are subject to a 35% reduction under the Tax Reform Act of 1986.

18.  Benefit and Compensation Plans
     ------------------------------

  Benefit Plans
  -------------

  Eureka has a qualified, noncontributory defined benefit retirement plan (the "Plan") covering substantially all of its employees. Eureka "froze" the Plan effective January 1, 1994. Prior to that date, the benefits were based on the average of the highest five consecutive annual salaries of the ten years preceding age 65. An employee became fully vested upon completion of five years of qualifying service. It is the policy of Eureka to fund the minimum amount required.

    Due to the Plan's frozen status, no additional benefits will accrue in the Plan after January 1, 1994. All Plan participants became fully vested in their accrued benefits on this date. Eureka may elect to terminate the frozen Plan at some point in the future according to its rights under the Plan. The Plan assets consist primarily of a well-diversified portfolio of equities and fixed income securities.

  The following table sets forth the Plan's funded status and amounts recognized in the Company's consolidated balance sheet at December 31, (dollars in thousands):


                                                                                                      1996        1995
                                                                                                      ----        ----
       Actuarial present value of accumulated benefit obligation (all vested)                         $6,093      $6,260
       Fair value of Plan assets at December 31,                                                       6,387       6,261
                                                                                                    --------   --------
       Plan assets in excess of projected benefit obligation                                             294           1
       Unrecognized net loss from past experience different
        from that assumed, and effects of changes in assumptions                                         664         954
       Unrecognized prior service cost                                                                  (189)       (209)
       Unrecognized net transition asset                                                                  (7)        (10)
                                                                                                    --------    --------
       Total pension prepayment                                                                       $  762      $  736
                                                                                                    ========    ========

       Weighted average discount rate                                                                    7.5%          7%
       Expected long-term rate of return on assets                                                         8%          8%

  The components of net pension expense (recovery) for the years ended December 31, (dollars in thousands):

                                                                                             1996        1995       1994
                                                                                            ------      ------    --------
       Interest cost on projected benefit obligation                                       $  439      $  497      $  511
       Actual return on Plan assets                                                          (676)       (918)         63
       Net amortization and deferral                                                          211         425        (524)
                                                                                           ------      ------    --------
       Total pension expense (recovery)                                                    $  (26)     $    4      $   50
                                                                                           ======      ======    ========

    Beginning January 1, 1994, Eureka introduced a new retirement plan, the EurekaBank Service Investment Plan ("ESIP"), which covers substantially all of its employees. Through this plan, Eureka makes an annual retirement contribution to an ESIP account based on the participant's length of service which equals one percent of eligible pay per year up to a maximum contribution of four percent for four or more years of service provided that the participant must be employed on the last day of the year. Participants become 100% vested in their account after five years of service. The amount recorded as contribution expense for the ESIP totaled $478,200, $505,000 and $487,000 for 1996, 1995 and 1994, respectively, and was included in other liabilities at December 31, 1996 and 1995.

    Eureka also has a qualified 401(k) plan effective as of July 1, 1989, covering substantially all employees. Eureka's matching contributions to the 401(k) plan for the years ended December 31, 1996, 1995 and 1994 amounted to $433,484, $415,415 and $438,454, respectively. In addition, Eureka has a post retirement medical plan, and the expense totaled approximately $65,000, $59,500 and $45,000 for 1996, 1995 and 1994, respectively.

  Compensation Plans
  ------------------
  At December 31, 1996, the Company had two incentive compensation plans: the Long Term Incentive Plan ("LTIP") and the Equity Appreciation Plan
  ("EAP").

    The LTIP agreement provides current and deferred compensation to full-time or part-time employees or directors, as approved by the board of directors of Eureka. The compensation is determined annually based on Eureka's return on average equity for the year. The compensation is paid over three subsequent years of which one-half is cash and one-half is BUCs. Calculation of the awards, the form and timing of payments and forfeitures are described in the LTIP.

    In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," which established the accounting and reporting requirements for stock-based employee compensation plans. SFAS No. 123 specifies that stock-based compensation awards be recognized using the fair value of the equity instrument issued. SFAS No. 123 also permits an enterprise to continue to account for its stock-based compensation awards under the provisions of Accounting Principles Board Opinion No. 25 ("APBO No. 25"), "Accounting for Stock Issued to Employees."

    The Company has elected to continue to account for its LTIP under APBO No.
  25. Compensation expense related to the LTIP amounted to $686,000, $784,000 and $591,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The compensation expense recorded in accordance with APBO No. 25 approximates the amount which would have been recorded in accordance with SFAS No. 123, therefore no pro forma information is presented.

    At December 31, 1996, there were 45,827 BUCs awarded under the LTIP that were not fully vested. There were no forfeitures for the 1996 and 1995 awards. A summary of cash and BUCs awards under the LTIP for 1996 and 1995 is as follows:

                                                        1996                             1995
                                            ------------------------------   ------------------------------
                                                               BUCs                            BUCs
                                                       -------------------              -------------------
                                              Cash     Number   Avg. Price     Cash     Number   Avg. Price
                                            --------   ------   ----------   --------   ------   ----------
        Awards granted                      $662,497   21,769      $30.425   $365,750   12,854       $28.44

        Weighted average price of BUCs
            granted during the year                                $30.425                           $28.44
                                                                ==========                       ==========

    During 1996, the EAP was implemented and eligible participants include Eureka officers, directors and select employees of Eureka and the Company, as approved by the board of directors of Eureka. Participants receive cash compensation based on the appreciation in Eureka's equity from April 1, 1996 through March 31, 1999. Only participants that remain as employees or directors as of March 31, 1999 are eligible to receive awards. The cash awards may be paid between March 31, 1999 and March 31, 2006. Based on the provisions of the EAP and Eureka's equity appreciation, compensation expense for 1996 for the EAP was $983,000.

19.  Capital
     -------

  Capital Requirements
  --------------------

  The Office of Thrift Supervision ("OTS") requires that savings institutions satisfy three separate capital requirements: a leverage ratio of core capital to total adjusted assets of 3%, a tangible capital to total adjusted assets ratio of 1.5% and a risk-based capital to risk-weighted assets ratio of 8%.
  At December 31, 1996, Eureka's regulatory capital ratios exceeded the requirements and were as follows: 6.96% leverage ratio, 6.96% tangible capital ratio and 15.95% risk-based ratio.

    The most recent notification from the OTS categorized Eureka as well capitalized under the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") regulatory framework for prompt corrective action. This capital classification is solely for purposes of federal regulatory capital adequacy purposes, and the administration of federal "prompt corrective action" requirements, and is not necessarily indicative of Eureka's actual financial condition. To be categorized as well capitalized, the institution must maintain the following: a leverage ratio of core capital to total adjusted assets of 5%, a Tier 1 risk-based capital to risk-weighted assets ratio of 6% and a risk-based capital to risk-weighted assets ratio of 10%. There are no conditions or events since that notification that management believes have changed Eureka's capital category.

  Dividend Restrictions
  ---------------------

  The Capital Maintenance Agreement, which expires when the FDIC Preferred Stock is redeemed, also contains certain restrictions on disposition of the ownership of Eureka and the Company and dividend payments by Eureka. The Company's primary source of funds is dividends paid by (or accrued from) Eureka. These dividends provide the funds for distributions to the Partnership. Dividend payments by Eureka are subject to the following limitations under the Capital Maintenance Agreement:

    - No dividends may be paid if regulatory capital is less than required levels.

     - Aggregate dividends paid subsequent to the Acquisition may not exceed 50% of the capital contributed upon and after the Acquisition, plus 50% of aggregate net income earned subsequent to the Acquisition.

     - Dividends in any calendar year may not exceed the greater of $12 million or 50% of net income for that year.

   The payment of dividends to the Company from Eureka is subject to OTS regulations requiring thirty days prior notice of the intent to declare dividends. Additionally, the OTS has the authority to preclude the declaration of any dividends.

20. Commitments and Contingencies
    -----------------------------
    The following lending and investment commitments were outstanding at December 31, (dollars in thousands):

                                                                   1996          1995
                                                                  -------       -------
     Commitments to originate fixed rate mortgage loans           $ 4,159       $ 2,857
     Commitments to originate adjustable rate mortgage loans      $43,368       $27,548
     Commitments to purchase mortgage loans                       $ 6,145       $21,300
     Commitments to sell mortgage loans                           $   500       $ 1,328

    There were no other outstanding commitments to purchase or sell securities at December 31, 1996 and 1995.

          Eureka is involved in various legal actions arising in the normal course of business. It is the opinion of management, after consultation with counsel, that resolution of these matters would not have a material adverse effect on the Company's consolidated financial condition or operations.

          Certain branch and office locations are leased by the Company or Eureka under operating type leases expiring at various dates through the year 2008, except for one lease which expires in the year 2040. Related rental expense during 1996, 1995 and 1994 amounted to $4.8 million, $4.7 million and $4.9 million, respectively. Future minimum lease payments under terms of existing operating leases at December 31, 1996 are $4.8 million in 1997, $4.3 million in 1998, $3.7 million in 1999, $1.8 million in 2000, $1.2 million in 2001 and $7.2 million thereafter.

          At December 31, 1996, loans of approximately $10.2 million had been sold with recourse to repurchase if loans become 120 days delinquent or upon completion of the foreclosure process. These loans, which are secured by 1-4 family residential mortgages, are seasoned and were sold by Eureka prior to its acquisition by the Company. Repurchases of loans sold with recourse amounted to less than $25,000 for the years ended December 31, 1996, 1995 and 1994. There were no foreclosures of these loans.

21. Parent Company Only Financial Information (dollars in thousands)
    ----------------------------------------------------------------


              CONDENSED BALANCE SHEETS                                         CONDENSED STATEMENTS OF INCOME
              ------------------------                                         ------------------------------

                                      December 31,                                                   Years Ended December 31,
                                  ------------------------                                        -----------------------------
                                     1996          1995                                             1996      1995     1994
                                  -----------   ----------                                        -----------------------------
Assets:                                                             Income:
 Cash and cash equivalents         $  5,667     $  5,732             Dividends from subsidiary     $12,000   $12,000   $12,000
 Investment in subsidiary at cost                                    Income from short-term
   plus equity in undistributed                                        investments                     247       279       165
   earnings                         170,723      149,985                                           -------   -------   -------
 Other assets                         1,243        1,309                                            12,247    12,279    12,165
                                   --------     --------            Expenses:
        Total assets               $177,633     $157,026            Operating and administrative     1,692     1,991     1,901
                                   ========     ========            Earnings before
                                                                      undistributed income
Liabilities and shareholder's                                         of subsidiary                 10,555    10,288    10,264
 equity:
  Accounts payable                 $  2,918     $  2,878            Undistributed income
                                   --------     --------              of subsidiary                 21,162     7,282     5,273
                                                                                                   -------   -------   -------
        Total liabilities             2,918        2,878            Net income                     $31,717   $17,570   $15,537
Shareholder's equity                174,715      154,148                                           =======   =======   =======
                                    -------      -------
        Total liabilities
        and shareholder's equity   $177,633     $157,026
                                   ========     ========

                      CONDENSED STATEMENTS OF CASH FLOWS
                      ----------------------------------

                                                              Years Ended December 31,
                                                          ---------------------------------
                                                            1996        1995        1994
                                                          ---------   ---------   ---------
    CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                          $ 31,717    $ 17,570    $ 15,537
      Adjustments to reconcile net income to net
        cash used in operating activities:
        Equity in earnings of subsidiary                   (33,162)    (19,282)    (17,273)
        Other adjustments                                      180         318         (28)
                                                          --------    --------    --------
          Net cash used in operating activities             (1,265)     (1,394)     (1,764)
                                                          --------    --------    --------
    CASH FLOWS FROM INVESTING ACTIVITIES:
      Dividends from subsidiary                             12,000      12,000      12,000
                                                          --------    --------    --------
         Net cash provided by investing activities          12,000      12,000      12,000
                                                          --------    --------    --------
    CASH FLOWS FROM FINANCING ACTIVITIES:
      Dividends                                            (10,800)    (10,800)     (8,100)
                                                          --------    --------    --------
         Net cash used in financing activities             (10,800)    (10,800)     (8,100)
                                                          --------    --------    --------
    Increase (decrease) in cash and cash equivalents           (65)       (194)      2,136
    Cash and cash equivalents at beginning of period         5,732       5,926       3,790
                                                          --------    --------    --------
    Cash and cash equivalents at end of period            $  5,667    $  5,732    $  5,926
                                                          ========    ========    ========

22.  Transactions with Related Parties
     ---------------------------------
   The Partnership and the Company paid or reimbursed AFCA-5 for certain costs and expenses incurred in connection with the operation of the Company including legal and accounting fees and other administrative costs. The amount of such expenses incurred by AFCA-5 and reimbursed by the Partnership or the Company, was $446,370, $435,416 and $624,705 for the years ended 1996, 1995 and 1994, respectively.

     The Company, Eureka and an affiliate of AFCA-5, America First Service Corporation ("AFSC"), have entered into a licensing agreement through which AFSC provides services to the Company and Eureka which include economic and financial advice and consultation services. The Company is committed to pay an annual fee equal to 0.5% of Eureka's interest income and other income without deduction for interest expense and other expenses. During 1996, 1995 and 1994, $850,000, $864,000 and $762,000, respectively, of the annual fees had been paid or accrued.

23.  Fair Value of Financial Instruments
     -----------------------------------
     No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of estimated fair values for financial instruments. Such estimates are subjective in nature, involving significant judgment regarding the risk characteristics of various financial instruments at a discrete point in time. Therefore, such estimates could vary significantly if assumptions regarding uncertain matters were changed. Major assumptions, methods, and fair value estimates for Eureka's financial instruments for 1996 and 1995 are set forth below.

     Cash and Short-Term Investments - The carrying amount was a reasonable
     -------------------------------
     estimate of fair value.

     Mortgage-Backed Securities - The fair value estimates for mortgage-backed
     --------------------------
     securities were based on quoted market prices or dealer quotes, and included the carrying value of accrued interest receivable which was a reasonable estimate of fair value.

     Loans Receivable - Fair value of real estate mortgage loans was estimated
     ----------------
     using a discounted cash flow method, adjusted for differences in credit risk and liquidity. Fair value estimates for real estate mortgage loans included the carrying value of accrued interest receivable which was a reasonable estimate of fair value.

  Other Financial Instrument Assets - Other financial instrument assets
  ---------------------------------
  consisted of an investment in FHLB stock, the carrying value of which was deemed a reasonable estimate of fair value.

  Deposit Liabilities - The carrying amount of deposits with no stated maturity
  -------------------
  date was a reasonable estimate of fair value. The fair value of time deposits (certificates of deposit) was estimated using a discounted cash flow methodology based on current market rates for wholesale borrowing alternatives, and included the carrying value of accrued interest payable which was a reasonable estimate of fair value.

  Borrowings - Borrowings consisted of securities sold under agreements to
  ----------
  repurchase and FHLB advances. The fair value was estimated using a discounted cash flow method based on current market rates for similar debt and maturities, and included the carrying value of accrued interest payable which was a reasonable estimate of fair value.

  Other Financial Instrument Liabilities - Other financial instrument
  --------------------------------------
  liabilities consisted of preferred stock and other financial liabilities, the carrying values of which were deemed a reasonable estimate of fair value.

  Interest Rate Exchange Agreements - The fair value of interest rate exchange
  ---------------------------------
  agreements was estimated using the average of current bid and ask rates for agreements of similar remaining terms, after considering the creditworthiness of the exchange agreements' counterparties. The carrying amount included the liability established based on the estimated fair value of the exchange agreements that were no longer deemed effective as hedges.

  Commitments to Extend Credit - In 1996 and 1995, commitments to extend credit
  ----------------------------
  were related to origination of residential and commercial mortgage loans. The fair value of such commitments was estimated using current market rates for loans with similar characteristics versus the committed rates.

  Franchise Value and Intangible Assets - The estimated value of Eureka's
  -------------------------------------
  financial instruments did not include certain material intangible assets. Management believes that the value of the deposit franchise and customer base was significant. In addition, the estimated fair values did not include the value of the portfolio of loans serviced for others.

  Estimated fair values of financial instruments at December 31, (dollars in thousands):

                                                                  1996                                    1995
                                                      -----------------------------           -----------------------------
                                                      Carrying Amount    Fair Value           Carrying Amount    Fair Value
                                                      ---------------    ----------           ---------------    ----------
   Financial assets:
     Cash and short-term investments                       $   53,570    $   53,570                $   70,776    $   70,776
     Mortgage-backed securities                               679,106       679,859                   861,262       867,010
     Loans receivable                                       1,411,519     1,416,826                 1,439,290     1,451,495
     Other                                                     21,828        21,828                    21,509        21,509

   Financial liabilities:
     Demand deposits                                          618,091       618,091                   485,662       485,662
     Time deposits                                          1,223,464     1,225,196                 1,220,707     1,223,090
     Borrowings                                               153,851       153,870                   521,052       521,586
     Other                                                     18,377        18,377                    16,245        16,245

   Off-balance sheet financial instruments:
     Interest rate exchange agreements liability               (1,234)       (2,246)                   (3,385)       (5,455)
     Commitments to extend credit                                   -             8                         -            13

24.  Subsequent Events
     -----------------

  On May 8, 1997, the Partnership announced a definitive agreement with Bay View Capital Corporation ("Bay View") to merge the Company with Bay View (the "Merger Agreement"). Under the terms of the Merger Agreement, the Partnership will receive $90 million in cash and $210 million in Bay View common stock (subject to a minimum of 4,038,461 shares and a maximum of 5,000,000 shares) for its interest in the Company, which owns Eureka. If the market price of Bay View common stock (based on the average closing prices over a specified period) is less than $42.00 per share, the Partnership has the right to terminate the Merger Agreement unless additional shares of Bay View common stock are issued such that the total value of the shares of Bay View common stock to be received is $210 million. The transaction is expected to close either December 31, 1997 or January 1, 1998 and is subject to customary conditions, including regulatory approval and approval by the BUC holders and the shareholders of Bay View. Please refer to the Partnership's Form 8-K dated May 16, 1997 for further information.

The outstanding balance of mandatorily redeemable non-voting Series A Preferred Stock as of the effective date of the merger will be redeemed at that time prior to its scheduled maturity of May 1998.

     Under the terms of the Assistance Agreement, and as a result of the Merger Agreement discussed above, the Partnership also expects to pay a final participation payment to the FDIC of approximately $12.8 million from cash received at the time of the merger. Further, upon consummation of the merger, the Company expects to pay additional compensation under the terms of its two incentive compensation plans of approximately of $25 million.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                            March 31, 1997 and 1996

                                  (Unaudited)

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------------------------------------

                          CONSOLIDATED BALANCE SHEETS
               (dollars in thousands, except per share amounts)
--------------------------------------------------------------------------------------------------------------
                                                                     March 31, 1997         December 31, 1996
--------------------------------------------------------------------------------------------------------------
Assets
 Cash and amounts due from depository institutions                      $   22,574             $   28,266
 Federal funds sold                                                         14,000                 20,000
 Securities purchased under agreements to resell                             5,300                  5,300
 Mortgage-backed securities, net
   Held to maturity                                                        592,108                630,106
   Available-for-sale                                                       43,007                 44,489
 Loans receivable, net                                                   1,427,635              1,403,483
 Loans held for sale                                                         1,404                    370
 Accrued interest receivable                                                12,509                 12,206
 Premises and equipment, net                                                 8,688                  8,888
 Federal Home Loan Bank stock, at cost                                      22,180                 21,827
 Real estate held for sale or investment, net                                1,328                  1,328
 Real estate owned, net                                                      1,996                  1,438
 Deferred tax assets, net                                                   22,323                 22,643
 Other assets                                                                5,211                  6,121
--------------------------------------------------------------------------------------------------------------
   Total Assets                                                         $2,180,263             $2,206,465
--------------------------------------------------------------------------------------------------------------
Liabilities and Shareholder's Equity
 Customer deposits                                                      $1,890,504             $1,840,485
 Securities sold under agreements to repurchase                                  -                 44,353
 Other borrowings                                                           75,181                106,998
 Other liabilities and accrued expenses                                     18,410                 22,166
--------------------------------------------------------------------------------------------------------------
   Total Liabilities                                                     1,984,095              2,014,002
--------------------------------------------------------------------------------------------------------------

Redeemable Preferred Stock; Series A, no par value;
   200,000 shares issued; $20 million liquidation value                     18,347                 17,748

 Common stock; par value $1.00; 100 shares issued and outstanding                -                      -
 Additional paid in capital                                                102,189                102,189
 Retained earnings                                                          75,632                 72,526
--------------------------------------------------------------------------------------------------------------
   Total Shareholder's Equity                                              177,821                174,715
--------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholder's Equity                              $2,180,263             $2,206,465
--------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (dollars in thousands)
--------------------------------------------------------------------------------------------------------------
                                                                  For the                      For the
                                                               Quarter Ended                Quarter Ended
                                                               March 31, 1997               March 31, 1996
--------------------------------------------------------------------------------------------------------------
Interest income
 Interest and fees on loans                                      $26,762                     $27,215
 Interest on mortgage-backed securities                           11,320                      13,831
 Interest and dividends on investment                                835                       1,175
--------------------------------------------------------------------------------------------------------------

   Total interest income                                          38,917                      42,221
--------------------------------------------------------------------------------------------------------------
Interest expense
 Interest on deposits                                             21,490                      19,726
 Interest on borrowings                                            2,211                       7,043
--------------------------------------------------------------------------------------------------------------
   Total interest expense                                         23,701                      26,769
--------------------------------------------------------------------------------------------------------------
Net interest income before provision for loan losses              15,216                      15,452
 Provision for loan losses                                           252                         408
--------------------------------------------------------------------------------------------------------------

Net interest income after provision for loan losses               14,964                      15,044
--------------------------------------------------------------------------------------------------------------
Non-interest income
 Deposit related fees                                                462                         469
 Loan related fees                                                   295                         326
 Gain on disposition of loans, net                                    62                          46
 Other income                                                        897                         577
--------------------------------------------------------------------------------------------------------------

   Total non-interest income                                       1,716                       1,418
--------------------------------------------------------------------------------------------------------------
Non-interest expense
 Compensation and benefits                                         5,758                       5,355
 Occupancy and equipment                                           1,904                       2,225
 FDIC premiums and special assessments                               380                       1,095
 Professional services                                               246                         322
 Advertising and promotion                                           235                         230
 Provision for loss (recovery) on interest
   rate exchange agreements                                         (136)                       (469)
 Other                                                             1,825                       2,104
--------------------------------------------------------------------------------------------------------------
   Total non-interest expense                                     10,212                      10,862
--------------------------------------------------------------------------------------------------------------
Income before income taxes                                         6,468                       5,600
 Provision for income taxes                                          320                           -
--------------------------------------------------------------------------------------------------------------
Net income                                                       $ 6,148                     $ 5,600
--------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of the consolidated financial statements.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY



                CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                   For the Three Months Ended March 31, 1997
                            (dollars in thousands)

                                                                         Additional
                                                                Common    Paid-in       Retained
                                                                 Stock    Capital       Earnings    Total
                                                                ------    ----------    --------    -----
Balance as of December 31, 1996                                 $ --      $102,189      $72,526   $174,715

Net income                                                        --            --        6,148      6,148

Dividends paid or accrued                                         --            --       (2,700)    (2,700)

Net unrealized losses on mortgage-backed securities
available for sale, net of tax                                    --            --         (342)      (342)
                                                                ----      --------      -------   --------
Balance as of March 31, 1997                                    $ --      $102,189      $75,632   $177,821
                                                                ====      ========      =======   ========

The accompanying notes are an integral part of the consolidated financial statements.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

---------------------------------------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
---------------------------------------------------------------------------------------------------------
                                                                       For the Three       For the Three
                                                                        Months Ended       Months Ended
                                                                       March 31, 1997      March 31, 1996
---------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net income                                                                 $ 6,148            $ 5,600
Adjustments to reconcile net income to net cash
  provided by operating activities
  Amortization of:
    Investments and mortgage-backed securities net premium                     633                652
    Loan premium                                                               109                214
    Intangibles                                                                290                329
   Proceeds from sale of loans originated and held for sale                  3,431              2,376
   Originations of loans held for sale                                      (4,403)            (4,137)
   (Gain) loss on sale of real estate owned                                    (21)                71
   Gain on disposition of mortgage loans                                       (62)               (46)
   Provision for loan losses                                                   252                408
   Provision for loss (recovery) on interest rate exchange agreements         (136)              (469)
   Provision for income taxes                                                  320                  -
   Increase in accrued interest receivable                                    (303)              (349)
   Decrease in accrued interest payable                                     (1,685)            (1,094)
   Depreciation and amortization of premises and equipment                     423                440
   Decrease (increase) in other assets                                         707               (962)
   Decrease in other liabilities                                            (1,916)            (1,729)
   Other, net                                                                  209                268
---------------------------------------------------------------------------------------------------------

Total adjustments                                                           (2,152)            (4,028)
---------------------------------------------------------------------------------------------------------

   Net cash provided by operating activities                                 3,996              1,572
---------------------------------------------------------------------------------------------------------

Cash flows from investing activities
   Loans originated and held for investment                                (76,450)           (52,772)
   Purchases of mortgage-backed securities                                       -            (14,548)
   Purchases of real estate loans                                           (4,360)           (18,734)
   Purchases of premises and equipment                                        (258)              (224)
   Principal payments on mortgage-backed securities                         38,504             55,412
   Principal payments on loans                                              55,279             78,301
   Proceeds from sale of Federal Home Loan Bank Stock                            -                911
   Proceeds from sales of real estate owned                                    360                832
   Other, net                                                                   89                279
---------------------------------------------------------------------------------------------------------
Net cash provided by investing activities                                   13,164             49,457
---------------------------------------------------------------------------------------------------------

Cash flows from financing activities
   Net increase in checking and saving accounts                             13,557             49,487
   Proceeds from issuance of certificates of deposits                       90,765             38,497
   Payments for maturing on early withdrawal
     of certificates of deposits                                           (54,304)           (39,120)
   Net decrease in short-term repurchase agreements                        (44,353)           (51,867)
   Decrease in Federal Home Loan Bank advances                             (31,817)           (80,668)
   Dividends                                                                (2,700)            (2,700)
---------------------------------------------------------------------------------------------------------
   Net cash used by financing activities                                   (28,852)           (86,371)
---------------------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                                  (11,692)           (35,342)
Cash and cash equivalents at beginning of period                            53,566             70,486
---------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                 $41,874            $35,144
---------------------------------------------------------------------------------------------------------
Supplemental disclosure of cash flow information
   Non cash investing and financing activities:
   Additions to real estate acquired through foreclosure                   $   948            $   734

   Loans made to facilitate the sale of real estate                        $ 6,748            $12,095

   Cash paid for interest (including interest credited)                    $24,405            $27,420
   Cash paid for alternative income and minimum
      franchise taxes                                                      $   190            $   210
---------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1997

1.   ORGANIZATION

     America First Eureka Holdings, Inc. (the "Company") is a wholly owned subsidiary of America First Financial Fund 1987-A Limited Partnership (the "Partnership"), and was formed for the purpose of owning and managing one or more acquired financial institutions. The Company acquired EurekaBank ("Eureka") on May 27, 1988 (the "Acquisition").

2.   BASIS OF PRESENTATION

     The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary, Eureka and its subsidiaries. All significant intercompany transactions have been eliminated.

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (primarily consisting of normal recurring accruals) necessary for a fair presentation of the Company's consolidated financial condition as of March 31, 1997, and the results of its consolidated operations for the quarters ended March 31, 1997 and 1996.

3.   ALLOWANCE FOR LOAN LOSSES

     The Company recorded loan loss provisions of approximately $252,000 and $408,000 for the quarters ended March 31, 1997 and 1996, respectively. At March 31, 1997 and December 31, 1996, the allowance for loan losses was approximately $7.2 million and $7.1 million, respectively. Management believes that the allowance for loan losses was adequate given the composition, credit characteristics and loss experience of the loan portfolio.

4.   INTEREST RATE EXCHANGE AGREEMENTS

     The Company entered into interest rate exchange agreements to reduce the impact of future fluctuations in interest rates on fixed rate mortgages funded by variable rate liabilities. The floating rates to be received by the Company under the terms of these agreements are reset monthly, quarterly or semi-annually and are generally indexed to the FHLB Eleventh District Cost of Funds index or the one or three month London Interbank Offered Rate ("LIBOR").

     In 1993, the sustained decline in interest rates in the general economy and the resulting prepayment of mortgage loans associated with the interest rate exchange agreements caused Eureka to establish a liability based on the estimated fair value of interest rate exchange agreements that were no longer deemed effective as hedges. During the quarters ended March 31, 1997 and 1996, Eureka recorded to non-interest expense recoveries on interest rate exchange agreements of approximately $136,000 and $469,000, respectively, to reflect the effect of interest rate increases on the market value of Eureka's related obligations. The recorded liability for the interest rate exchange agreements totaled approximately $700,000 and $1.2 million at March 31, 1997 and December 31 1996, respectively. Net interest payable on interest rate exchange agreements was $409,000 and $600,000 at March 31, 1997 and December 31, 1996, respectively, and was included in other liabilities and accrued expenses.

     For the quarters ended March 31, 1997 and 1996, net interest expense on interest rate exchange agreements (after amortization of the interest rate exchange agreement liability of $397,000 and $658,000, respectively) totaled approximately $214,000 and $126,000, respectively. Net interest expense on interest rate exchange agreements is included as an adjustment to interest income on loans. The notional amount of interest rate exchange agreements outstanding was $80 million and $125 million at March 31, 1997 and 1996, respectively. The notional amount of interest rate exchange agreements outstanding at December 31, 1996 was $100 million.

              AMERICA FIRST EUREKA HOLDINGS, INC. AND SUBSIDIARY


5.   INCOME TAXES

     The consolidated financial statement provisions for income tax for the quarters ended March 31, 1997 and 1996 relate to the Company and its subsidiary. The Company and its subsidiary file calendar year consolidated federal income and combined California franchise tax returns.

     Deferred tax assets are initially recognized for net operating loss and tax credit carryforwards and differences between the financial statements carrying amount and the tax bases of assets and liabilities which will result in future deduction amounts. A valuation allowance is established to reduce the deferred tax assets to the level at which it is more likely than not that the tax benefits will be recognized.

     The deferred tax valuation allowance adjustment is updated quarterly based on the expected net operating loss carryforwards which are more likely than not to be utilized.

6.   SUBSEQUENT EVENTS

     On May 8, 1997, the Partnership announced a definitive agreement with Bay View Capital Corporation ("Bay View") to merge the Company with Bay View (the "Merger Agreement"). Under the terms of the Merger Agreement, the Partnership will receive $90 million in cash and $210 million in Bay View common stock (subject to a minimum of 4,038,461 shares and a maximum of 5,000,000 shares) for its interest in the Company, which owns Eureka. If the market price of Bay View common stock (based on the average closing prices over a specified period) is less than $42.00 per share, the Partnership has the right to terminate the Merger Agreement unless additional shares of Bay View common stock are issued such that the total value of the shares of Bay View common stock to be received is $210 million. The transaction is expected to close on or about December 31, 1997 and is subject to customary conditions, including regulatory approval and approval by the beneficial unit certificate holders and the shareholders of Bay View. Please refer to the Partnership's Form 8-K dated May 16, 1997 for further information.

     The outstanding balance of mandatorily redeemable non-voting Series A Preferred Stock as of the effective date of the merger will be redeemed at that time prior to its scheduled maturity of May 1998.

     Under the terms of the Assistance Agreement, and as a result of the Merger Agreement discussed above, the Partnership also expects to pay a final participation payment to the FDIC of approximately $12.8 million from cash received at the time of the merger. Further, upon consummation of the Merger, the Company expects to pay additional compensation under the terms of its two incentive compensation plans of approximately $25 million.